UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 5, 2013

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2013 Annual General Meeting of Shareholders of Kosmos Energy Ltd. (the “Company”) was held on June 5, 2013. There were 389,319,606 common shares entitled to vote at the meeting and a total of 328,977,891 (approximately 84.50%) were represented at the meeting.

The proposals voted upon at the 2013 Annual General Meeting of Shareholders and the final results of the vote on each proposal were as follows:

Proposal 1—The election of eleven directors to hold office until the 2014 Annual General Meeting of Shareholders, and until their respective successors are elected.

Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)

John R. Kemp III	288,439,574	13,107,110	27,431,207
Brian F. Maxted	291,109,373	10,437,311	27,431,207
Sir Richard B. Dearlove	300,228,653	1,318,031	27,431,207
David I. Foley	290,863,750	10,682,934	27,431,207
David B. Krieger	290,736,897	10,809,787	27,431,207
Joseph P. Landy	289,945,064	11,601,620	27,431,207
Prakash A. Melwani	288,117,132	13,429,552	27,431,207
Adebayo (“Bayo”) O. Ogunlesi	300,057,023	1,489,661	27,431,207
Lars H. Thunell	300,230,153	1,316,531	27,431,207
Chris Tong	300,207,731	1,338,953	27,431,207
Christopher A. Wright	300,338,891	1,207,793	27,431,207

Proposal 2—The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and the authorization of the Company’s Audit Committee of the Board of Directors to determine their remuneration.

The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstain

327,612,318	1,276,326	89,247

Proposal 3—Nonbinding, advisory vote to approve the compensation of the Company’s named executive officers as disclosed in its proxy statement.

The compensation of the Company’s named executive officers was approved by nonbinding, advisory vote of the shareholders as follows:

Votes For	Votes Against	Abstain	Not Voted (Broker Non-Votes)

301,271,934	213,368	61,382	27,431,207

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2013

KOSMOS ENERGY LTD.

	By:	/s/ W. Greg Dunlevy
W. Greg Dunlevy
Executive Vice President and Chief Financial Officer